Exhibit 99

UNIVERSAL ELECTRONICS REPORTS FOURTH QUARTER AND YEAR-END 2021 FINANCIAL RESULTS
SCOTTSDALE, AZ – February 17, 2022 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and twelve months ended December 31, 2021.
“We remain optimistic regarding our growth prospects for the full year, as significant customer and project wins will begin to ship in the back half of the year, although we foresee a particularly challenging start to 2022,” said Paul Arling, UEI’s chairman and CEO. “Supply chain issues and materials shortages continue to have both a direct and indirect impact on our volumes, as we have been unable to fulfill all the orders in our backlog and our customers have been limited in producing the companion products with which our solutions pair.
“Even with these strong near-term headwinds, our product team continues to succeed in its mission to build the world’s most innovative next-generation control products. At CES in January 2022, we introduced our new suite of control products that feature embedded energy harvesting technology combined with chipsets designed to function in extreme low power situations. This will translate to tremendously extended battery life, and some products that may not require changing batteries for the life of the product.
“With more than three decades of experience, we have managed through challenging sales cycles previously. While each period is unique, one factor has always been true – UEI has emerged from difficult periods stronger and better-positioned than before. We are quite confident that, when these macro pressures subside, our steadfast commitment to innovation and customer service will once again deliver long-term growth.”
Financial Results for the Three Months Ended December 31: 2021 Compared to 2020
•GAAP net sales were $144.9 million, compared to $156.3 million; Adjusted Non-GAAP net sales were $143.9 million, compared to $156.4 million.
•GAAP gross margins were 24.9%, compared to 32.7%; Adjusted Non-GAAP gross margins were 28.4%, compared to 33.6%.
•GAAP operating loss was $3.3 million, compared to operating income of $12.5 million; Adjusted Non-GAAP operating income was $10.7 million, compared to $19.1 million.
•GAAP net loss was $6.3 million, or $0.49 per share, compared to net income of $12.2 million or $0.86 per diluted share; Adjusted Non-GAAP net income was $9.0 million, or $0.68 per diluted share, compared to $16.0 million, or $1.14 per diluted share.
•At December 31, 2021, cash and cash equivalents were $60.8 million.
Financial Results for the Twelve Months Ended December 31: 2021 Compared to 2020
•GAAP net sales were $601.6 million, compared to $614.7 million; Adjusted Non-GAAP net sales were $600.9 million, compared to $615.4 million.
•GAAP gross margins were 28.8%, compared to 28.7%; Adjusted Non-GAAP gross margins were 30.2%, compared to 30.8%.
•GAAP operating income was $23.3 million, compared to $37.3 million; Adjusted Non-GAAP operating income was $58.9 million, compared to $65.5 million.
•GAAP net income was $5.3 million, or $0.39 per diluted share, compared to $38.6 million or $2.72 per diluted share; Adjusted Non-GAAP net income was $49.4 million, or $3.59 per diluted share, compared to $53.3 million, or $3.76 per diluted share.

UEI’s CFO Bryan Hackworth, stated, “While we expect 2022 to have a challenging start, we remain optimistic regarding our full year and long-term outlook. We believe in UEI’s significant intrinsic value, and we expect continued strength in free cash flow for 2022. As a result, our board of directors approved a plan to repurchase an additional 300,000 shares, contingent on price, over the next few months.”

Financial Outlook
For the first quarter of 2022, the company expects GAAP net sales to range between $135 million and $145 million, compared to $150.5 million in the first quarter of 2021. GAAP earnings per diluted share for the first quarter of 2022 are expected to range from ($0.05) to $0.05, compared to GAAP earnings of $0.49 in the first quarter of 2021.
For the first quarter of 2022, the company expects Adjusted Non-GAAP net sales to range between $135 million and $145 million, compared to $150.7 million in the first quarter of 2021. Adjusted Non-GAAP earnings per diluted share are expected to range from $0.46 to $0.56 compared to Adjusted Non-GAAP earnings per diluted share of $0.89 in the first quarter of 2021. The first quarter 2022 Adjusted Non-GAAP earnings per diluted share estimate excludes $0.51 per share related to, among other things, excess manufacturing overhead costs, stock-based compensation, amortization of acquired intangibles, litigation costs, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.
The company continues to believe in its long-term growth targets of sales between 5% and 10% and EPS between 10% and 20%.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, February 17, 2022 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and full year 2021 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414, and for international calls dial 315-625-3071 approximately 15 minutes prior to the start of the conference. The conference ID is 3937268. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for one year. In addition, a replay will be available via telephone for two business days beginning two hours after the call. To listen to the replay, in the U.S. please dial 877-843-0414, and internationally dial 315-625-3071. The access code is 3937268.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales excluding the revenue impact of stock-based compensation for performance-based warrants. Adjusted Non-GAAP gross profit is defined as gross profit excluding the impact of additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S., excess manufacturing overhead costs, including those related to the COVID-19 pandemic, factory transition costs, impairment charges on certain China-based fixed assets, loss on the sale of our Ohio call center, gain on the release from our Ohio call center lease obligation guarantee, stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions and employee related restructuring costs. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding stock-based compensation expense, amortization of intangibles acquired, changes in contingent consideration related to acquisitions, costs associated with certain litigation efforts, and employee related restructuring and other costs. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, the loss on the sale of our Argentina subsidiary, the reversal of a social insurance accrual and accounts receivable reserve related to our Guangzhou entity, which was sold in 2018, foreign currency gains and losses, the related tax effects of all adjustments and the effect of a reversal of a reserve of an uncertain tax position related to our Guangzhou entity, which was sold in 2018. Adjusted Non-GAAP diluted earnings per share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Founded in 1986, Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in wireless universal control solutions for home entertainment and smart home devices. We design, develop, manufacture, ship and support control and sensor technology solutions and a broad line of universal control systems, audio video accessories, and intelligent wireless security and smart home products. Our products and solutions are used by the world's leading brands in the video services, consumer electronics, security, home automation, climate control and home appliance markets. For more information, visit www.uei.com.

Contacts:
Paul Arling, Chairman & CEO, UEI, 480.530.3000
Investors: Kirsten Chapman, LHA Investor Relations, uei@lhai.com, 415.433.3777
Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K for the year ended December 31, 2020, and quarterly and periodic reports we have filed with the Securities Exchange Commission (the “SEC”) since then. Risks that could affect forward-looking statements in this press release include: customer and project wins shipping when and in the quantities anticipated by management; supply chain issues and materials shortages growing in magnitude greater than that expected by management; our customers continuing to limit its ordering of our products due to their own supply chain issues and materials shortages; our ability to continue anticipating the needs and wants of our customers, and timely develop and deliver products and technologies that will be accepted by our customers; the continued ordering pattern of our customers as anticipated by management; management's ability to manage its business to achieve its net sales, margins, and earnings through its operating efficiencies, product mix, and gross margin improvement initiatives as guided and as anticipated; our ability to manage our supply chain and logistics interruptions and delays; our ability to enhance and protect the value of our intellectual properties, including our patents and trade secrets, through our licensing and litigation efforts; the effects that natural disasters and public health crises, including the COVID-19 pandemic, have on our business and management’s ability to anticipate and mitigate those effects, including the duration, severity and scope of the COVID-19 pandemic, and the actions and restrictions that may be imposed on us and our operations by federal, state, local and international public health and governmental authorities to contain and combat the outbreak and spread of COVID-19, each of which may exacerbate one or more of the aforementioned risks; the impact to our business stemming from the press report and Senate inquiry regarding the Chinese work force used in one of our China factories; effects and uncertainties and other factors more fully described in our reports filed with the SEC; and the effects that changes in or enhanced use of laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products and the tariffs imposed upon them. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of February 17, 2022, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$60,813	$57,153
Accounts receivable, net	129,215	129,433
Contract assets	5,012	9,685
Inventories	134,469	120,430
Prepaid expenses and other current assets	7,289	6,828
Income tax receivable	348	3,314
Total current assets	337,146	326,843
Property, plant and equipment, net	74,647	87,285
Goodwill	48,463	48,614
Intangible assets, net	20,169	19,710
Operating lease right-of-use assets	19,847	19,522
Deferred income taxes	7,729	5,564
Other assets	2,347	2,752
Total assets	$510,348	$510,290
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,707	$83,229
Line of credit	56,000	20,000
Accrued compensation	24,217	28,931
Accrued sales discounts, rebates and royalties	9,286	10,758
Accrued income taxes	3,737	3,535
Other accrued liabilities	30,840	33,057
Total current liabilities	216,787	179,510
Long-term liabilities:
Operating lease obligations	14,266	13,681
Contingent consideration	—	292
Deferred income taxes	2,394	1,913
Income tax payable	939	1,054
Other long-term liabilities	13	539
Total liabilities	234,399	196,989
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 24,678,942 and 24,391,595 shares issued on December 31, 2021 and 2020, respectively	247	244
Paid-in capital	314,094	302,084
Treasury stock, at cost, 11,861,198 and 10,618,002 shares on December 31, 2021 and 2020, respectively	(355,159)	(295,495)
Accumulated other comprehensive income (loss)	(13,524)	(18,522)
Retained earnings	330,291	324,990
Total stockholders’ equity	275,949	313,301
Total liabilities and stockholders’ equity	$510,348	$510,290

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net sales	$144,944	$156,264	$601,602	$614,680
Cost of sales	108,809	105,180	428,586	438,424
Gross profit	36,135	51,084	173,016	176,256
Research and development expenses	7,888	8,471	30,917	31,450
Selling, general and administrative expenses	31,530	30,098	118,846	107,539
Operating income (loss)	(3,283)	12,515	23,253	37,267
Interest income (expense), net	(119)	(150)	(566)	(1,422)
Loss on sale of Argentina subsidiary	—	—	(6,050)	—
Accrued social insurance adjustment	—	—	—	9,464
Other income (expense), net	(406)	(141)	(557)	(1,404)
Income (loss) before provision for income taxes	(3,808)	12,224	16,080	43,905
Provision for income taxes	2,522	66	10,779	5,333
Net income (loss)	$(6,330)	$12,158	$5,301	$38,572

Earnings (loss) per share:
Basic	$(0.49)	$0.88	$0.39	$2.78
Diluted	$(0.49)	$0.86	$0.39	$2.72
Shares used in computing earnings per share:
Basic	13,000	13,768	13,465	13,893
Diluted	13,000	14,099	13,742	14,166

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$5,301	$38,572
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,747	29,735
Provision for credit losses	—	332
Deferred income taxes	(1,560)	(478)
Shares issued for employee benefit plan	1,092	1,136
Employee and director stock-based compensation	9,969	9,122
Performance-based common stock warrants	(686)	686
Impairment of long-term assets	3,338	134
Loss on sale of Argentina subsidiary, net of cash transferred	5,960	—
Accrued social insurance adjustment	—	(9,464)
Loss on sale of Ohio call center	—	712
Changes in operating assets and liabilities:
Accounts receivable and contract assets	2,007	14,884
Inventories	(14,985)	28,295
Prepaid expenses and other assets	(630)	(245)
Accounts payable and accrued liabilities	870	(33,543)
Accrued income taxes	2,860	(6,486)
Net cash provided by operating activities	40,283	73,392
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(12,586)	(16,862)
Acquisitions of intangible assets	(4,455)	(6,372)
Payment on sale of Ohio call center	—	(500)
Net cash used for investing activities	(17,041)	(23,734)
Cash flows from financing activities:
Borrowings under line of credit	112,000	75,000
Repayments on line of credit	(76,000)	(123,000)
Proceeds from stock options exercised	1,638	2,805
Treasury stock purchased	(59,664)	(17,678)
Contingent consideration payments in connection with business combinations	—	(3,091)
Net cash used for financing activities	(22,026)	(65,964)
Effect of foreign currency exchange rates on cash and cash equivalents	2,444	(843)
Net increase (decrease) in cash and cash equivalents	3,660	(17,149)
Cash and cash equivalents at beginning of period	57,153	74,302
Cash and cash equivalents at end of period	$60,813	$57,153

Supplemental cash flow information:
Income taxes paid	$10,093	$12,712
Interest paid	$620	$1,610

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net sales:
Net sales - GAAP	$144,944	$156,264	$601,602	$614,680
Stock-based compensation for performance-based warrants	(1,084)	161	(686)	686
Adjusted Non-GAAP net sales	$143,860	$156,425	$600,916	$615,366

Cost of sales:
Cost of sales - GAAP	$108,809	$105,180	$428,586	$438,424
Section 301 U.S. tariffs on goods imported from China (1)	—	—	—	(3,523)
Excess manufacturing overhead and factory transition costs (2)	(2,262)	(1,154)	(5,830)	(7,500)
Impairment of China-based fixed assets (3)	(3,473)	—	(3,473)	—
Loss on sale of Ohio call center (4)	—	—	—	(570)
Gain on release from Ohio call center lease obligation guarantee (5)	—	—	542	—
Stock-based compensation expense	(40)	(37)	(156)	(183)
Adjustments to acquired tangible assets (6)	(63)	(180)	(257)	(378)
Employee related restructuring	—	—	—	(204)
Adjusted Non-GAAP cost of sales	102,971	103,809	419,412	426,066
Adjusted Non-GAAP gross profit	$40,889	$52,616	$181,504	$189,300

Gross margin:
Gross margin - GAAP	24.9%	32.7%	28.8%	28.7%
Stock-based compensation for performance-based warrants	(0.5)%	0.1%	(0.1)%	0.1%
Section 301 U.S. tariffs on goods imported from China (1)	—%	—%	—%	0.6%
Excess manufacturing overhead and factory transition costs (2)	1.6%	0.7%	1.0%	1.2%
Impairment of China-based fixed assets (3)	2.4%	—%	0.6%	—%
Loss on sale of Ohio call center (4)	—%	—%	—%	0.1%
Gain on release from Ohio call center lease obligation guarantee (5)	—%	—%	(0.1)%	—%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Adjustments to acquired tangible assets (6)	0.0%	0.1%	0.0%	0.1%
Employee related restructuring	—%	—%	—%	0.0%
Adjusted Non-GAAP gross margin	28.4%	33.6%	30.2%	30.8%

Operating expenses:
Operating expenses - GAAP	$39,418	$38,569	$149,763	$138,989
Stock-based compensation expense	(2,414)	(2,232)	(9,814)	(8,940)
Amortization of acquired intangible assets	(714)	(485)	(1,544)	(4,508)
Change in contingent consideration	—	(20)	180	2,408
Litigation costs (7)	(5,294)	(2,287)	(15,300)	(3,901)
Employee related restructuring and other costs	(828)	—	(717)	(287)
Adjusted Non-GAAP operating expenses	$30,168	$33,545	$122,568	$123,761

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Operating income (loss):
Operating income (loss) - GAAP	$(3,283)	$12,515	$23,253	$37,267
Stock-based compensation for performance-based warrants	(1,084)	161	(686)	686
Section 301 U.S. tariffs on goods imported from China (1)	—	—	—	3,523
Excess manufacturing overhead and factory transition costs (2)	2,262	1,154	5,830	7,500
Impairment of China-based fixed assets (3)	3,473	—	3,473	—
Loss on sale of Ohio call center (4)	—	—	—	570
Gain on release from Ohio call center lease obligation guarantee (5)	—	—	(542)	—
Stock-based compensation expense	2,454	2,269	9,970	9,123
Adjustments to acquired tangible assets (6)	63	180	257	378
Amortization of acquired intangible assets	714	485	1,544	4,508
Change in contingent consideration	—	20	(180)	(2,408)
Litigation costs (7)	5,294	2,287	15,300	3,901
Employee related restructuring and other costs	828	—	717	491
Adjusted Non-GAAP operating income	$10,721	$19,071	$58,936	$65,539

Adjusted Non-GAAP operating income as a percentage of net sales	7.5%	12.2%	9.8%	10.7%

Net income (loss):
Net income (loss) - GAAP	$(6,330)	$12,158	$5,301	$38,572
Stock-based compensation for performance-based warrants	(1,084)	161	(686)	686
Section 301 U.S. tariffs on goods imported from China (1)	—	—	—	3,523
Excess manufacturing overhead and factory transition costs (2)	2,262	1,154	5,830	7,500
Impairment of China-based fixed assets (3)	3,473	—	3,473	—
Loss on sale of Ohio call center (4)	—	—	—	570
Gain on release from Ohio call center lease obligation guarantee (5)	—	—	(542)	—
Stock-based compensation expense	2,454	2,269	9,970	9,123
Adjustments to acquired tangible assets (6)	63	180	257	378
Amortization of acquired intangible assets	714	485	1,544	4,508
Change in contingent consideration	—	20	(180)	(2,408)
Litigation costs (7)	5,294	2,287	15,300	3,901
Employee related restructuring and other costs	828	—	717	491
Loss on sale of Argentina subsidiary (8)	—	—	6,050	—
Accrued social insurance adjustment (9)	—	—	—	(9,464)
Reversal of accounts receivable reserve (10)	—	(432)	—	(432)
Foreign currency (gain) loss	579	596	1,334	1,984
Income tax provision on adjustments	789	(2,866)	984	(4,349)
Other income tax adjustments (11)	—	—	—	(1,303)
Adjusted Non-GAAP net income	$9,042	$16,012	$49,352	$53,280

Diluted shares used in computing earnings per share:
GAAP	13,000	14,099	13,742	14,166
Adjusted Non-GAAP	13,214	14,099	13,742	14,166

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.49)	$0.86	$0.39	$2.72
Total adjustments	$1.16	$0.27	$3.21	$1.04
Adjusted Non-GAAP diluted earnings per share	$0.68	$1.14	$3.59	$3.76

(1)The twelve months ended December 31, 2020 includes costs directly attributable to the additional Section 301 U.S. tariffs implemented in 2018 on goods manufactured in China and imported into the U.S.
(2)The three and twelve months ended December 31, 2021 and 2020 include excess manufacturing overhead costs due to the expansion of our manufacturing facility in Mexico where products destined for the U.S. market are now manufactured. These products destined for the U.S. market were previously manufactured in China. Additionally, the twelve months ended December 31, 2020 includes excess manufacturing overhead costs incurred as we temporarily shut-down our China and Mexico-based factories as a result of the COVID-19 pandemic.
(3)Consists of impairment charges related to lower utilization of fixed assets in our China-based factories as a result of our long-term factory planning strategy of reducing our concentration risk in that region.
(4)Consists of the loss recorded on the sale of our Ohio call center in February 2020.
(5)Consists of the gain associated with the January 2021 release from our guarantee of the lease obligation related to our Ohio call center which was sold in February 2020.
(6)Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations.
(7)Consists of expenses related to our various litigation matters involving Roku, Inc. and certain other related entities including two Federal District Court cases, two International Trade Commission investigations and the defense of various inter partes reviews before the US Patent and Trademark Board.

(8)Consists of the loss recorded on the sale of our Argentina subsidiary in September 2021.
(9)Consists of the reversal of a social insurance accrual related to our Guangzhou entity, which was sold in 2018. The indemnification agreement related to the sale of our Guangzhou entity expired in the second quarter of 2020.
(10)Consists of the reversal of a reserve on an accounts receivable balance related to our Guangzhou entity, which was sold in 2018. The amount was recovered during the fourth quarter of 2020.
(11)The twelve months ended December 31, 2020 includes the reversal of a reserve of an uncertain tax position related to our Guangzhou entity, which was sold in 2018. The indemnification agreement related to the sale of our Guangzhou entity expired in the second quarter of 2020.